Exhibit 99.1
GigaCloud Technology Inc Increases Share Repurchase Program by $16 Million

EL MONTE, Calif., April 2, 2025 -- GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B ecommerce technology solutions for large parcel merchandise, today announced that on March 28, 2025, its Board of Directors approved an additional $16 million to its Class A ordinary share repurchase program, bringing the total authorization to $62 million from its previously authorized $46 million. The program runs through August 28, 2025.

Under the share repurchase program, the Company may purchase its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, share price and trading volume, and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors. The Company’s board of directors will review the share repurchase program periodically, and may modify, suspend or terminate the share repurchase program at any time. The Company plans to fund repurchases from its existing cash balance.

About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B ecommerce technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. GigaCloud offers a comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories, including home appliances and fitness equipment. For more information, please visit the Company’s website: www.gigacloudtech.com.

Forward-Looking Statements
This press release may contain “forward-looking statements.” Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations except as may be required by law. Although the Company believes

Exhibit 99.1
that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.

For investor and media inquiries, please contact:

GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com

PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com